EXHIBIT 32.1





                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER



     Pursuant to 18 U.S.C. ss.1350, the undersigned, Thurman L. Sisney, who is the President and Treasurer of Lincoln International Corporation (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended July 31, 2003, (the "Report") fully complies with the requirements of ss.13(a) or ss.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                  /s/ THURMAN L. SISNEY
                                 -----------------------------------------------
                                 Name:    Thurman L. Sisney
                                 Title:   President & Treasurer
                                 Date:    APRIL 7, 2004